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Exhibit 5.1

Ater Wynne LLP
222 S.W. Columbia, Suite 1800
Portland, Oregon 97201
(503) 226-1191
Fax: (503) 226-0079

December 15, 2004

Board of Directors
Cascade Microtech, Inc.
2430 N.W. 206th Avenue
Beaverton, Oregon 97006

  Re:
  Cascade Microtech

Gentlemen:

        We have reviewed the Registration Statement on Form S-1 filed by Cascade Microtech, Inc., an Oregon corporation (the "Company"), with the Securities and Exchange Commission ("SEC") on December 15, 2004, which relates to and incorporates by reference the Registration Statement on Form S-1 originally filed by the Company on March 3, 2004 (SEC File No. 333-113256) in connection with the registration under the Securities Act of 1933, as amended, of shares of the Company's Common Stock (the "Shares"). We understand that the Shares are to be sold pursuant to the terms of an underwriting agreement to be entered into by and among the Company and Lehman Brothers, as representatives of the several underwriters. As the Company's legal counsel, we have examined such corporate records, certificates of public officials and officers of the Company and other documents as we have considered necessary or proper for the purpose of this opinion.

        Based on the foregoing and having regard to legal issues which we deem relevant, it is our opinion that the Shares have been duly authorized and when issued and sold in the manner described in the Registration Statement, will be validly issued, fully paid and nonassessable.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement on Form S-1 filed on December 15, 2004 and to the reference to this firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement on Form S-1 (File No. 333-113256). In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required to be filed pursuant to Section 7 of the Securities Act of 1933, as amended, or the rules thereunder.

Very truly yours, /s/ ATER WYNNE LLP ATER WYNNE LLP

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  Exhibit 5.1